UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2018

ORIGINCLEAR, INC.

(Name of registrant as specified in its charter)

Nevada	333-147980	26-0287664
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or organization)		Identification Number)

525 S. Hewitt Street,
Los Angeles, California	90013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 939-6645

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

The information provided in Item 5.03 is incorporated herein by reference

Item 3.02 Unregistered Sales of Equity Securities

Conversion of Notes

As previously reported, OriginClear, Inc. (the “Company”) entered into agreements by and between the Company and various investors by which investors hold convertible promissory notes convertible into shares of the Company’s common stock. Between August 16, 2018 and August 20, 2018, holders of convertible promissory notes converted an aggregate principal and interest amount of $50,810 into an aggregate of 26,252,546 shares of the Company’s common stock.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering.

Item 3.03 Material Modifications to Rights of Security Holders

The information provided in Item 5.03 is incorporated by reference into this Item 3.03.

On August 14, 2018, the Board of Directors of the Company approved, by written consent, a share exchange agreement (the “Exchange Agreement”) pursuant to which holders of an aggregate of 15,805,554 shares of Series D Preferred Stock may exchange their shares of Series D Preferred Stock into an aggregate of up to 1,400,000 shares of Series E Preferred Stock.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 14, 2018, the Board of Directors of the Company approved, by written consent, a Certificate of Designation of Rights, Powers, Preferences, Privileges and Restrictions of the 0% Series E Convertible Preferred Stock (the “Series E Certificate of Designation”). On August 16, 2018, the Company filed the Series E Certificate of Designation with the Nevada Secretary of State. Pursuant to the Series E Certificate of Designation, the Company shall issue up to 4,000,000 shares of the Series E Preferred Stock, each share of the Company’s Series E Preferred Stock shall be convertible into one hundred (100) shares of the Company’s common stock. The Series E Certificate of Designation is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Series E Certificate of Designation and Series E Preferred Stock is a summary and is qualified in its entirety by Exhibit 3.1 attached hereto.

On August 14, 2018, the Company entered into subscription agreements with certain accredited investors pursuant to which the Company sold an aggregate of 1,040,871 of the Company’s Series E preferred Stock for an aggregate purchase price of $227,098. Forms of subscription agreement is attached hereto as Exhibit 10.1.

On August 14, 2018, the Board of Directors of the Company approved, by written consent, a Certificate of Designation Establishing the Designations, Preferences, Limitations and Relative Rights of its Series F Preferred Stock (the “Series F Certificate of Designation”). On August 16, 2018, the Company filed the Series F Certificate of Designation with the Nevada Secretary of State. Pursuant to the Series F Certificate of Designation, the Company shall issue up to 6,000 shares of the Series F Preferred Stock, each share of the Series F Preferred Stock having a stated value of $1,000. The holders of the Series F Preferred Stock are entitled to receive cumulative dividends, payable quarterly, at an annual rate of 8% of the stated value. The Series F Certificate of Designation is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Series F Certificate of Designation and the Series F Preferred Stock is a summary and is qualified in its entirety by Exhibit 3.2 attached hereto.

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On August 17, 2018, the Company entered into a subscription agreement with a certain accredited investor pursuant to which the Company sold an aggregate of 25 of the Company’s Series F Preferred Stock for an aggregate purchase price of $25,000. A form of subscription agreement is attached hereto as Exhibit 10.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Designation of Rights, Powers, Preferences, Privileges and Restrictions of the 0% Series E Convertible Preferred Stock

3.2	Certificate of Designation Establishing the Designations, Preferences, Limitations and Relative Rights of its Series F Preferred Stock

10.1	Form of Regulation D Subscription Agreement for Series E Preferred Stock

10.2	Form of Subscription Agreement for Series F Preferred Stock

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 20, 2018	ORIGINCLEAR, INC.

	By:	/s/ T. Riggs Eckelberry
Name: T. Riggs Eckelberry Title: Chief Executive Officer

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